Exhibit 99.2

Michael Narikawa

EACO Corporation

(714) 876-2490	August 18, 2022

EACO CORPORATION REPORTS RECORD QUARTERLY NET SALES AND RECORD 2nd QUARTER NET INCOME

ANAHEIM, CALIFORNIA – EACO Corporation (OTCMKTS:EACO) today reported the results for its quarter ended February 28, 2022.

Net sales, net income and earnings per share were as follows for the three months ended February 28, 2022 (dollars in thousands, except per share information):

	Three Months Ended February 28,
	2022	2021	% Change
	(unaudited)	(unaudited)
Net sales	$66,587	$55,751	19.4%

Net income	$3,407	$1,394	144.4%

Basic and diluted earnings per common share	$0.70	$0.28	150.0%

The Company had 338 sales employees at February 28, 2022, a decrease of 5 employees or 1.5%, from the prior year quarter. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 102 SFT’s as of February 28, 2022, two more than the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2022. The Company believes it continues to gain market share through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation, statements related to our headcount expansion and future growth are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, the impact of products offered by our competitors from time to time, and the impact of the Covid-19 pandemic. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	February 28,	August 31,
	2022	2021*
ASSETS
Current Assets:
Cash and cash equivalents	$5,622	$4,455
Restricted cash	10	10
Trade accounts receivable, net	36,861	33,929
Inventory, net	44,724	40,448
Marketable securities, trading	4,598	3,741
Prepaid expenses and other current assets	8,416	6,780
Total current assets	100,231	89,363
Non-current Assets:
Property, equipment and leasehold improvements, net	8,162	8,269
Operating lease right-of-use assets	11,030	11,084
Other assets, net	1,407	1,669
Total assets	$120,830	$110,385
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$19,756	$16,413
Accrued expenses and other current liabilities	8,440	10,964
Current portion of operating lease liabilities	3,385	3,096
Current portion of long-term debt	119	113
Total current liabilities	31,700	30,586
Non-current Liabilities:
Long-term debt	4,425	4,585
Operating lease liabilities	7,784	8,092
Total liabilities	41,737	43,263
Commitments and Contingencies
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	325	780
Retained earnings	64,069	53,914
Total shareholders’ equity	76,822	67,122
Total liabilities and shareholders’ equity	$120,830	$110,385

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2021 filed with the U.S. Securities and Exchange Commission on July 6, 2022.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	February 28,		February 28,
	2022	2021	2022	2021
Net sales	$66,587	$55,751	$130,409	$109,154
Cost of sales	48,462	40,727	94,106	79,678
Gross margin	18,125	15,024	36,303	29,476
Operating expenses:
Selling, general and administrative expenses	13,439	12,540	22,334	25,221
Income from operations	4,686	2,484	13,969	4,255

Other income (expense):
Net (loss) gain on trading securities	(22)	(506)	(78)	(1,059)
Interest and other (expense)	(53)	(60)	(105)	(129)
Other (expense) income, net	(75)	(566)	(183)	(1,188)
Income before income taxes	4,611	1,918	13,786	3,067
Provision for income taxes	1,204	524	3,593	822
Net income	3,407	1,394	10,193	2,245
Cumulative preferred stock dividend	(19)	(19)	(38)	(38)
Net income attributable to common shareholders	$3,388	$1,375	$10,155	$2,207
Basic and diluted earnings per share:	$0.70	$0.28	$2.09	$0.45
Basic weighted average common shares outstanding	4,861,590	4,861,590	4,861,590	4,861,590
Diluted weighted average common shares outstanding	4,901,590	4,901,590	4,901,590	4,901,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended February 28,
	2022	2021
Operating activities:
Net income	$10,193	$2,245
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	751	751
Bad debt expense	26	55
Loss on sale of real property	–	–
Net unrealized loss on trading securities	78	1,059
Increase (decrease) in cash from changes in:
Trade accounts receivable	(2,958)	866
Inventory	(4,276)	(635)
Prepaid expenses and other assets	(1,374)	1,298
Operating lease right-of-use assets	54	847
Trade accounts payable	4,404	561
Accrued expenses and other current liabilities	(2,524)	(2,579)
Operating lease liabilities	(19)	(928)
Net cash provided by operating activities	4,355	3,540
Investing activities:
Purchase of property, equipment, and leasehold improvements	(644)	(290)
Net (purchases) sales of marketable securities, trading	(935)	(3,846)
Net change in liabilities for short sales of trading securities	––	(1,622)
Net cash (used in) investing activities	(1,579)	(5,758)
Financing activities:
Payments on revolving credit facility, net	––	(5,100)
Repayments on long-term debt	(55)	(53)
Preferred stock dividend	(38)	(38)
Net change in bank overdraft	(1,061)	2,526
Net cash (used in) financing activities	(1,154)	(2,665)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(455)	9
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,167	(4,874)
Cash, cash equivalents, and restricted cash - beginning of period	4,465	8,995
Cash, cash equivalents, and restricted cash - end of period	$5,632	$4,121
Supplemental disclosures of cash flow information:
Cash paid for interest	$105	$121
Cash paid for income taxes	$3,979	$2,509